UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2021

 ALPHA METALLURGICAL RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.04 Mine Safety - Reporting of Shutdowns and Patterns of Violations.

On July 20, 2021, Marfork Coal Company, LLC (“Marfork”), an indirect subsidiary of Alpha Metallurgical Resources, Inc., received an imminent danger order issued by the Mine Safety and Health Administration (“MSHA”) under section 107(a) of the Federal Mine Safety and Health Act of 1977 to the Marfork Processing Plant (the “Plant”), located near Whitesville, West Virginia. The order alleged that two employees were making repairs to a pre-wet screen without wearing safety belts, without the power disabled and with the machine not properly blocked against motion. The employees immediately stepped away from where they were standing, which abated the order. Further review by employees determined that power had been properly disabled. The pre-wet screen under repair was not operating when the work was being performed. No injuries occurred in connection with the alleged action, and on July 20, 2021, MSHA terminated the imminent danger order. Marfork disagrees with the imminent danger order as well as the 104(d)(1) citation and 104(d)(1) order issued in connection with the incident, and will contest or seek to vacate each.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Metallurgical Resources, Inc.

Date: July 23, 2021	By:	/s/ C. Andrew Eidson
Name: C. Andrew Eidson
Title: President and Chief Financial Officer